THE DIXIE GROUP,  INC.
NEW NONQUALIFIED RETIREMENT SAVINGS PLAN




Effective August 1, 1999

TABLE OF CONTENTS

Purpose	   Page
ARTICLE 1	Definitions	1
ARTICLE 2	Selection, Enrollment, Eligibility	5
2.1	Selection by Committee	5
2.2	Enrollment Requirements	5
2.3	Eligibility; Commencement of Participation	5
2.4	Termination of Participation and/or Deferrals	5
ARTICLE 3	Deferral Commitments/Crediting/ Taxes	6
3.1	Maximum Deferral	6
3.2	Election to Defer; Effect of Election Form	6
3.3	Withholding of Annual Deferral Amounts	6
3.4	Annual Company Contribution Amount	7
3.5	Investment of Trust Assets	7
3.6	Vesting	7
3.7	Crediting/Debiting of Account Balances	8
3.8	FICA and Other Taxes	9
3.9 Treatment of Accounts from Prior Plan 10
ARTICLE 4	Short-Term Payout; Unforeseeable Financial Emergencies; Withdrawal
          Election	10
4.1	Short-Term Payout	10
4.2	Other Benefits Take Precedence Over Short-Term	10
4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies	10
4.4	Withdrawal Election	11
ARTICLE 5	Retirement Benefit	11
5.1	Retirement Benefit	11
5.2	Payment of Retirement Benefit	11
5.3	Death Prior to Completion of Retirement Benefit	11
ARTICLE 6	Pre-Retirement Survivor Benefit	12
6.1	Pre-Retirement Survivor Benefit	12
6.2	Payment of Pre-Retirement Survivor Benefit	12
ARTICLE 7	Termination Benefit	12
7.1	Termination Benefit	12
7.2	Payment of Termination Benefit	12
ARTICLE 8	Disability Waiver and Benefit	13
8.1	Disability Waiver	13
8.2	Continued Eligibility; Disability Benefit	13
ARTICLE 9	Beneficiary Designation	13
9.1	Beneficiary	13
9.2	Beneficiary Designation; Change	13
9.3	Acknowledgement	14
9.4	No Beneficiary Designation	14
9.5	Doubt as to Beneficiary	14
9.6	Discharge of Obligations	14
ARTICLE 10	Leave of Absence	14
10.1	Paid Leave of Absence	14
10.2	Unpaid Leave of Absence	14
ARTICLE 11	Termination, Amendment or Modification	14
11.1	Termination	14
11.2	Amendment	15
11.3	Plan Agreement	15
11.4	Effect of Payment	15
ARTICLE 12	Administration	15
12.1	Committee Duties	15
12.2	Administration Upon Change In Control	16
12.3	Agents	16
12.4	Binding Effect of Decisions	16
12.5	Indemnity of Committee	16
12.6	Company  Information	17
ARTICLE 13	Other Benefits and Agreements	17
ARTICLE 14	Claims Procedures	17
14.1	Presentation of Claim	17
14.2	Notification of Decision	17
14.3	Review of a Denied Claim	17
14.4	Decision on Review	18
14.5	Legal Action	18
ARTICLE 15	Trust	18
15.1	Establishment of the Trust	18
15.2	Interrelationship of the Plan and the Trust	18
15.3	Distributions From the Trust	18
ARTICLE 16	Miscellaneous	18
16.1	Status of Plan	18
16.2	Unsecured General Creditor	19
16.3	Employer's Liability	19
16.4	Nonassignability	19
16.5	Not a Contract of Employment	19
16.6	Furnishing Information	19
16.7	Terms	19
16.8	Captions	19
16.9	Governing Law	19
16.10	Notice	20
16.11	Successors	20
16.12	Spouse's Interest	20
16.13	Validity	20
16.14	Incompetent	20
16.15	Court Order	20
16.16	Distribution in the Event of Taxation	20
16.17	Insurance	21
16.18	Legal Fees To Enforce Rights After Change in Control	21
16.19 Adjustments for Increases in Costs of Living 21
16.20 Effective Date for Directors 21

THE DIXIE GROUP, INC.
NEW NONQUALIFIED RETIREMENT SAVINGS PLAN
Effective August 1, 1999

Purpose
The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of The Dixie Group, Inc., a Tennessee corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions
For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1 "Account Balance" means, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, and (ii) the Company Contribution Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his designated Beneficiary, pursuant to this Plan.
1.2 "Annual Company Contribution Amount" means, for any one Plan Year, the amount determined in accordance with Section 3.3.
1.3 "Annual Deferral Amount" means that portion of a Participant's
Compensation, Bonus and Directors' fees that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.
1.4 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year.
The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant.
If the participant elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.
1.5 "Beneficiary" means one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.6 "Beneficiary Designation Form" means the form established from time to time by the Committee that a Participant completes, signs and returns to the
 Committee to designate one or more Beneficiaries.
1.7 "Board" means the board of directors of the Company.
1.8 "Bonus" means discretionary cash remuneration paid by the Company in addition to monthly pay on account of performance of the Employee, the Company or both, including cash amounts of extra year-end pay and cash profit-sharing.
1.9 "Change in Control" means any event which results in a "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange
 Act of 1934, as amended, and the rules and regulations promulgated thereunder) acquiring directly or indirectly, whether by sale, transfer, assignment, pledge, hypothecation, gift, or other disposition, in one or more transactions, a majority controlling interest in the voting capital stock of the Company, or the entering into of any agreement with the Company to do any of the foregoing. Except, a Change of Control shall not include any transaction in which one or more members of the Frierson family (which shall include all current members of the family of J. Burton Frierson, including descendants and spouses, and trusts for the benefit of same, who presently own capital stock) have a majority controlling interest in the Company.
1.10 "Claimant" has the meaning set forth in Section 14.1.
1.11 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.
1.12 "Committee" means the committee described in Article 12.
1.13 "Company" means The Dixie Group, Inc., a Tennessee corporation, and any successor to all or substantially all of the Company's assets or business and, where the context is appropriate for the purpose of determining the amount of contribution under this Plan, all of the subsidiaries of The Dixie Group, Inc.
1.14 "Company Contribution Account" means (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all distributions made to the Participant or his Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account.
1.15 "Compensation" means, for the purpose of determining Annual Company Contributions, all payments made to an Employee or a Director during that portion of the Plan Year during which the Employee was eligible to participate in the Plan (or for the purpose of determining Savings Contributions, that portion of the Plan Year after the election to make such Annual Deferral Amounts is effective) that are reportable on a form W-2, plus
1. Deferred Savings Contributions as defined in and made to the 401(k) Plan and not reportable on a form W-2 and 2. elective contributions made by the Employer on behalf of the Employee that are not includible in income under Code Section 125, and Directors' Fees and excluding 1. severance pay 2. moving expenses and
3. Bonuses.
1.16 "Deduction Limitation" means the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan.
If the Company determines in good faith prior to a Change in Control that there is a resonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Company may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.7 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his Beneficiary (in the event of the Participant's death) at the earliest date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Nothwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distribution made after a Change in Control.
1.17 "Deferral Account" means (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his Beneficiary pursuant to this Plan that relate to his Deferral Account.
1.18 "Director" means any member of the board of Directors of the Company.
1.19 "Directors' fees" means the annual fees paid by the Company, including retainer fees and meeting fees, as compensation for serving on the board of directors.
1.20 "Disability" means the condition of a Participant suffering from a physical or mental resulting from bodily injury, disease, or mental disorder which renders him unable to engage in any gainful activity for the Company.
1.21 "Disability Benefit" means the benefit set forth in Article 8.
1.22 "Election Form" means the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.
1.23 "Employee" means a person who is an employee of the Company and whose wages are exempt from the provision of the Fair Labor Standards Act.
1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.25 "Excess Compensation" means the Compensation and Bonuses received during a Plan Year in excess of the limit set by Section 401(a)17 of the Code for that Plan Year.
1.26 "First Plan Year" means the period beginning August 1, 1999 and ending December 30, 1999.
1.27 "401(k) Plan" means The Dixie Group, Inc. 401(k) Retirement Savings Plan.
1.28 "Participant" means any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Benficiary Designation Form, (iv)
 whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and
(vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account
 Balance under the Plan, even if he has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.
1.29 "Plan" means the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.
1.30 "Plan Agreement" means a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant and the Company shall provide for the entire benfit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.
1.31 "Plan Year", except for the First Plan Year, means a period beginning on December 31 of each calendar year and continuing through December 30 of such calendar year.
1.32 "Pre-Retirement Survivor Benefit" means the benefit set forth in Article 6.
1.33 "Prior Plan" means The Dixie Group, Inc. Nonqualified Retirement Savings Plan.
1.34 "Retirement," "Retire(s)" or "Retired" means, with respect to an Employee, severance from employment from the Company for any reason other than a leave of absence, death or Disability on or after the attainment of age sixty (60); and means with respect to a Director who is not an Employee, severance of his directorships with the Company on or after the later of (y) the attainment of age seventy (70), or (z) in the sole discretion of the Committee, an age later than age seventy (70). If a Participant is both an Employee and a Director, Retirement occurs when he Retires as an Employee, which Retirement shall be deemed to be a Retirement as a Director; provided, however, that such a Participant may elect, at least three years prior to Retirement as an Employee and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he Retires as a Director, which Retirement shall be deemed to be a Retirement as an Employee.
1.35 "Retirement Benefit" means the benefit set forth in Article 5.
1.36 "Rollover Account" means the account received from another nonqualified plan at the discretion of the Committee. Such account shall be treated for all purposes of this Plan as a Deferral Account.
1.37 "Short-Term Payout" means the payout set forth in Section 4.1.
1.38 "Termination Benefit" means the benefit set forth in Article 7.
1.39 "Termination of Employment" means the severing of employment with the Company, or service as a Director, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment occurs only upon the termination as an Employee; provided, however, that such a Participant may elect, at least three years before Termination of Employment and in accordance with the policies and proceedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he ceases employment with the Company as a Director.
1.40 "Trust" means one or more trusts established pursuant to that certain Master Trust Agreement, dated as of August 1, 1999, between the Company and the trustee named therein, as amended from time to time.
1.41 "Unforeseeable Financial Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. All as determined in the sole discretion of the Committee, the circumstances that will constitute an unforseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made in an amount greater than needed to meet the emergency and may not be made to the extent that such hardship is or may be relieved:

	(i)	Through reimbursement or compensation by insurance or otherwise,

	(ii)	By liquidation of the Participant's assets, to the extent the liquidation of such assets  would not itself cause severe financial hardship,

	(iii)	By cessation of deferrals under the Plan, under the 401(k) Plan or both,
or

 (iv) Through all loans that may be available under the 401(k) Plan.

1.42    	"Year of Service" has the same meaning given such term in the 401(k)
Plan and shall be determined in the sole discretion of the Committee, in accordance with the rules and/or procedures utilized under the 401(k) Plan for such purpose.  All Years of Service credited with respect to any
Participant prior to August 1, 1999 are also counted for purposes of this Plan.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Company, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and
 Directors to participate in the Plan.
2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a
Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.
2.3 Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director does not satisy the requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.
2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

ARTICLE 3
Deferral Commitments/Crediting/Taxes

3.1     Maximum Deferral.
(a) Compensation, Bonus and Directors' fees. For each Plan Year, a Participant may elect to defer, as his Annual Deferral Amount, Compensation, Bonus and/or Directors' fees up to the following maximum percentages for each deferral elected:
Deferral
Maximum Amount
Compensation
90%
Bonus
90%
Directors' fees
90%

Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Compensation, Bonus and Directors' fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.
3.2	Election to Defer; Effect of Election Form.
(a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan.  For these elections to be valid, the Election
Form must be completed and signed by the Participant, timely delivered to the
 Committee (in accordance with Section 2.2 above) and accepted by the
Committee.  Notwithstanding the foregoing, for the First Plan Year all election for deferrals for the Prior Plan shall continue except that deferrals for Compensation may be increased.
(b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the
Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.
3.3	Withholding of Annual Deferral Amounts.  For each Plan Year, the
Compensation  Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Compensation.  The Bonus and/or
Directors' fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus or Directors' fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.
3.4	Annual Company Contribution Amount. As of the last day of each  Plan Year the Company shall credit one and one-half percent of Excess Compensation for every Participant and shall credit an additional amount for every Participant equal to the same percentage of Compensation, if any, contributed by the
Company in the 401(k) Plan as a Return on Equity Contribution as defined in that plan. In addition, the Company may in any Plan Year in the discretion of the Board, provide an additional credit in such amount as the Board may determine but such amount shall be applied as a uniform percentage of the Compensation of all Participants. The determination of such additional amount for each Plan Year shall be made by the Board prior to the due date (including extensions thereof) for filing the Federal income tax return of the Company for the fiscal year of the Company ending closest to the close of the Plan Year for which the determination is made and shall be recorded in the minute book of the Company. There is no requirement that any Company Contribution actually be transferred to the trust fund described in Article 15. If a Participant is not employed by the Company as of the last day of a Plan Year other than by reason of his Retirement or death or Disability while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.
3.5	Investment of Trust Assets.  The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.
3.6      Vesting.
(a) A Participant shall at all times be 100% vested in his Deferral Account.
(b) A Participant shall be vested in his Company Contribution Account in accordance with the following schedule or if the Participant dies or incurs a
 Disability while employed by the Company:

Years of Service on Date
of Termination of Employment
Vested Percentage of
Company Contribution Account
Less than 5 years
0%
5 years or more
100%

(c) Notwithstanding anything to the contrary contained in this Section 3.6, in the event of a Change in Control, a Participant's Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).
(d) Notwithstanding subsection (c), the vesting schedule for a Participant's Company Contribution Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant's Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the "Accounting
Firm"). The opinion shall state the Accounting Firm's opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.
(e) No Participant or Beneficiary has any right to the nonvested portion of any Account Balance that is forfeited.
(f) In the event of a Participant's Termination of Employment occurs on account of a disposition of a subsidiary or of principal assets of a division or of any other operating unit (including a plant), the Committee may, in its sole discretion, grant 100% vesting to such Participant's Company Contribution Account.
3.7	Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:
(a) Election of Measurement Funds. A Participant, in connection with his initial deferral election in accordance with Section 3.2(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in
 Section 3.7(c) below) to be used to determine the additional amounts to be credited to his Account Balance for the first calendar quarter or portion thereof in which the Participant commences participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first calendar quarter that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, no later than the next to last business day of the calendar quarter, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his Account Balance, or to change the portion of his Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next calendar quarter and continue thereafter for each subsequent calendar quarter in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.
(b) Proportionate Allocation. In making any election described in Section 3.7(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his Account
Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his
Account Balance).
(c) Measurement Funds.  The Participant may elect one or more measurement funds, based on certain mutual funds (the "Measurement Funds"), for the purpose of crediting additional amounts to his Account Balance.  The number and nature of such Measurement Funds shall be determined by the Committee in its sole discretion. In addition the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty
(30) days the day on which the Committee gives Participants advance written notice of such change.
(d) Crediting or Debiting Method.  The performance of each elected
Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant's Compensation through reductions in his payroll, at the closing price on such date; (iii) the portion of the Annual Company Contribution Amount that was actually made during any calendar quarter were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such calendar quarter, no later than the earliest of (A) the close of business on the first business day after the day on which such amounts are actually received from the Company (B) the March 1 following the Plan Year to which the Annual Company Contribution Amounts relate and (C) such date as may be established by the Committee and in any event at the closing price on such date; and (iv) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar quarter, no earlier than one business day prior to the distribution, at the closing price on such date.  The extent to which expenses of the Plan are to be paid from Account Balances and the timing of such payment will be determined by the Committee in its sole discretion.
(e) No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust) in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's
 Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.
3.8      FICA and Other Taxes.
(a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Company shall withhold from that portion of the Participant's Compensation and Bonus that is not being deferred, in a manner determined by the Company, the Participant's share of
FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.7.
(b) Vesting of Annual Company Contributions. For each Plan Year during which Annual Company Contributions and related earnings thereon become vested, the Company shall withhold from that portion of the Participant's Compensation and Bonus that is not being deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such vested amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.7.
(c) Distributions.  The Company or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the
Company and the trustee of the Trust.
3.9	Treatment of Accounts from Prior Plan.  The Prior Plan has been terminated and its accounts transferred to this Plan.  The Savings
Accounts of the Prior Plan shall be treated as Deferral Accounts of this Plan and Company Contribution Accounts of the Prior Plan shall be treated as Company Contribution Accounts of this Plan.

ARTICLE 4
Short-Term Payout; Unforeseeable Financial Emergencies;
Withdrawal Election

4.1 Short-Term Payout In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral
Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least two twelve-month Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a Short-Term
 Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2000, the Short-Term Payout would become payable during a 60 day period commencing January 1, 2003.
4.2 Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral
Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.
4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.
If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Uforseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section
4.3 shall not be subject to the Deduction Limitation.
4.4 Withdrawal Election. A Participant (or, after a Participant's death, his Beneficiary) may elect, at any time, to withdraw all of his vested Account
Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount").
This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his vested Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed.
The Participant (or his Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his Beneficiary) shall be paid the Withdrawal Amount within 60 days of his election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate, and the Participant shall not be eligible to participate in the Plan for the duration of such Plan Year and for the next Plan Year (and will therefore not be entitled to receive any Company Contribution made on account of such periods). The payment of this Withdrawal Amount shall not be subject to the Deduction
Limitation.

ARTICLE 5
Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his vested Account
Balance.
5.2 Payment of Retirement Benefit. A Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change his election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 2 years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the
 Participant Retires. Any payment made shall be subject to the Deduction Limitation.
5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

ARTICLE 6
Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he Retires, experiences a Termination of Employment or suffers a Disability.
6.2 Payment of Pre-Retirement Survivor Benefit. A Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his Beneficiary in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant's Account Balance at the time of his death is less than $50,000 (which amount may be adjusted pursuant to Section 16.19), payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or pursuant to an Annual Installment Method of not more than 3 years. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 7
Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance if a Participant experiences a Termination of Employment prior to his Retirement, death or Disability.
7.2 Payment of Termination Benefit. If the Participant's vested Account Balance at the time of his Termination of Employment is less than $50,000 (which amount may be adjusted pursuant to Section 16.19), payment of his Termination Benefit shall be paid in a lump sum.  If his Account Balance at such time is equal to or greater than that amount, the Committee, in its sole discretion, may cause the Termination Benefit to be paid in a lump sum or pursuant to an Annual Installment Method of not more than 3 years. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 8
Disability Waiver and Benefit

8.1 Disability Waiver.
(a) Waiver of Deferral. A Participant who is determined by the Committee in its sole discretion to be suffering from a Disability shall be excused from fullfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Compensation, Bonus and/or Directors' fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Patricipant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.
(b) Return to Work. If a Participant returns to employment, or service as a Director, with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.
8.2 Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, or in the service of an Employer as a Director, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his vested Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he shall be paid in accordance with
Article 5. The Disability Benefit shall be paid in a lump sum within 50 days of the Committee's exercise of such right. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 9
Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of the Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
9.2 Beneficiary Designation; Change. A Particiapant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participalnt shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's
 rules and proceedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his death.
9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.
9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Bendficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.
9.5 Doubt as to Benficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee's satisfaction.
9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10
Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.2.
10.2 Unpaid Leave of Absence. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the
Company, the Participant shall continue to be considered employed by the Company and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 11
Termination, Amendment or Modification

11.1 Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future.
  Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of the Board. Upon the termination of the Plan, the Plan Agreements of the Participants shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in
 Control, if the Plan is terminated, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. After a Change in Control, the Company shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Company shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).
11.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point in time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).
11.3 Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.
11.4 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

ARTICLE 12
Administration

12.1 Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself.
When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.
12.2 Administration Upon Change In Control. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be the members of the Retirement Committee of the Board (which committee may differ from the Committee of this Plan) who were serving immediately prior to such event. If any person who was named as Administrator pursuant to the preceding sentence ceases to serve, the remaining members may serve alone and are authorized to appoint one or more persons so that the number of members of the Retirement Committee equals the number serving immediately prior to the Change in Control. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust Assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirment, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonable require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of those persons who are serving as the Administrator. Upon and after a Change in Contol, the Administrator may not be terminated by the Company.
12.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.
12.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
12.5 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.
12.6 Company Information. To enable the Committee and/or Administrator to perform its functions, the Company and the Company shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 13
Other Benefits and Agreements

The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14
Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:
(a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i) the specific reason(s) for the denial of the claim, or any part of it;
(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
(iv) an explanation of the claim review procedure set forth in Section 14.3 below.
14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):
(a) may review pertinent documents;
(b) may submit written comments or other documents; and/or
(c) may request a hearing, which the Committee, in its sole discretion, may grant.
14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a) specific reasons for the decision;
(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c) such other matters as the Committee deems relevant.
14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15
Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, and shall at least annually transfer over to the Trust such assets as the Company determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, and Annual Company Contribution Amounts for the Participants
for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.
15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust govern the rights of the Employers, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.
15.3 Distributions From the Trust. The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company's obligations under this Plan.

ARTICLE 16
Miscellaneous

16.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
16.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
16.3 Company's Liability. The Company's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his Plan Agreement.
16.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, be transerable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
16.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the
 Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company, either as an Employee or Director, or to interfere with the right of the Company to discipline or discharge the Participant at any time.
16.6 Furnishing Information. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
16.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
16.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
16.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Tennessee without regard to its conflicts of laws principles.
16.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
The Dixie Group, Inc.
% Vice-President--Human Resources
185 South Industrial Blvd.,
Calhoun, GA 30703
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
16.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.
16.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.
16.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
16.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
16.15 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.  In addition, if a court determines that a spouse or former spouse of a
 Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.
16.16 Distribution in the Event of Taxation.
(a) In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in
 Control, shall be granted), the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits paid under this Plan.
(b) Trust. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.
16.17 Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.
16.18 Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocable authorizes such Participant to retain counsel of his choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.
16.19 Adjustments for Increases in Cost of Living. The amounts of Fifty Thousand Dollars ($50,000) referred to in Sections 6.2 and 7.2 shall be adjusted each year by the same percentage, if any, as the compensation limit described in Section 401(a)(17) of the Code is adjusted and then rounded upward to the next thousand.
16.20 Effective Date for Directors. Notwithstanding the other provisions of the Plan to the contrary, this Plan shall not permit the deferral of Directors'
Fees until  specifically approved by the Board.


IN WITNESS WHEREOF, the Company has signed this Plan document as of June 28, 1999.
"Company"
The Dixie Group, Inc., a Tennessee  corporation

	/s/ W. Derek Davis
By: __________________________________
Title: Vice President, Human Resources
The Dixie Group, Inc. New Nonqualified Retirement Savings Plan